Exhibit 99_C

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of First Solar, Inc.

Executed as a sealed instrument this 5th day of April, 2018.

By:	***
Name:	Farhad Fred Ebrahimi

By:	****
Name:	Mary Wilkie Ebrahimi

***By:	/s/ Brad Nelson
Brad Nelson as Attorney-in-Fact

****By:	/s/ Brad Nelson
Brad Nelson as Attorney-in-Fact

*** This Schedule 13D was executed by Brad Nelson pursuant to a Power of Attorney, filed with the Securities and Exchange Commission herewith.

**** This Schedule 13D was executed by Brad Nelson pursuant to a Power of Attorney, filed with the Securities and Exchange Commission herewith.